UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2018

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 26, 2018, the BankGuam Holding Company (the “Company”) board of directors appointed John S. San Agustin (“J. San Agustin”) as an independent member of its board as a Class III director to fulfill the term of his predecessor, Mr. Joe T. San Agustin (“Mr. San Agustin”), his father, who retired from the Company effective October 31, 2018. On the same day, J. San Agustin was also appointed to the board of directors of Bank of Guam (“Bank”) and of BG Investment Services Inc. (“BGIS”), both of which are subsidiaries of the Company. Mr. J. San Agustin was also appointed to serve as a member of the Audit, Nominating and Governance, and Compensation committees of the Board of Directors of the Company and the Bank and the Executive and Loan committees of the Bank.

John S. San Agustin

J. San Agustin is currently a partner at Morling & Company a financial services firm, specializing in tax, accounting and financial consulting located in San Francisco, California that emphasizes in small and high net worth clients. He has been with Morling & Company for over 18 years. He specializes in employee stock option planning, international taxation, retirement plans and estate/ fiduciary taxation. J. San Agustin was appointed as a member to the Company’s board of directors because of his extensive business, accounting and tax experience and community involvement in California, especially the San Francisco Bay Area market.

There are no family relationships between J. San Agustin and any of the current directors and officers of the Company.

J. San Agustin’s shares of common stock are subject to a Voting Trust Agreement (the “VTA”), dated as of November 29, 2013, among certain shareholders, including Lourdes A. Leon Guerrero, President and Chief Executive Officer and Chair of the Board of Directors of the Company, (as the “Trustee”). Under the VTA, the parties agreed to grant the Trustee certain powers and rights with respect to shares of common stock of the Company owned by the parties. The VTA provides, among other things, that the Trustee has the power and discretion to vote, consent to or take any shareholder action of any kind concerning the Issuer. The VTA limits this right by (1) requiring that in selecting any nominee or proxy, the Trustee must select a nominee or proxy who is either a shareholder, director or officer of the Issuer; (2) providing that a majority of the shares held by the parties may advise the Trustee in writing that the Trustee is not authorized to take a proposed vote, consent or action; and (3) requiring that if any parties or Permitted Transferees (as defined in the VTA) of the parties are nominees for director of the Company, the Trustee shall vote the shares in favor of such nominees.

J. San Agustin is a member of and a Permitted Transferee as defined in the VTA and was nominated by Mr. San Agustin to fulfill the remaining term of his directorship upon his resignation. The Nominating and Governance Committee approved the nomination subject to the Company Board approval. The VTA terminates on December 31, 2040. Other parties to the VTA are Lourdes A. Leon Guerrero, William D. Leon Guerrero, Luis G. Camacho, Martin D. Leon Guerrero, Joe T. San Agustin, Eugenia A. Leon Guerrero, the Felino R. Amistad and Fulgencia R. Amistad Trust, Ada’s Trust and Investment Inc., the Estate of Pedro P. Ada, Jr., Vincent A. Leon Guerrero, Agnes Leon Guerrero Winters, Michael S. Wu, and James S. Wu.

There have been no transactions since the beginning of its last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which J. San Agustin had or will have a direct or indirect material interest which would be required to be reported herein.

The Bank has had and expects to have banking transactions, including loans, in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2018, no loan to any director or executive officer of the Company (or their associates) involved more than the normal risk of collectability or presented other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested” director not participating and dollar limitations on the amounts of certain loans, and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the Company, Regulation O has been complied with in its entirety.

The Company issued a press release on November 30, 2018 regarding the appointment. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Lourdes A. Leon Guerrero

On November 26, 2018, the Board of Directors of the Company, Bank and BGIS, reappointed Ms. Lourdes A. Leon Guerrero to her previous positions as President & Chief Executive Officer of the Company, Bank and BGIS. Ms. Leon Guerrero had been on an unpaid leave of absence since May 1, 2018, while running for the Office of the Governor of Guam. Ms. Leon Guerrero was successful in her bid for Governor of the territory of Guam and is presently the Governor-elect. She is expected to continue in her present positions with the Company, Bank and BGIS at the same levels of compensation as before her leave of absence until her contract expires with the Bank on December 31, 2018.

The information required by Items 401 and 404(a) of Regulation S-K is hereby incorporated by reference for Ms. Leon Guerrero from the Company’s Proxy Statement filed on July 23, 2018.

Mr. Joaquin P.L.G. Cook, who was appointed the Interim President and Chief Executive Officer of the Company, Bank and BGIS will resume his current position as the Executive Vice President and Chief Sales & Service Officer of the Company, Bank and BGIS.

Item 8.01.	Other Events.

At its meeting on November 26, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per share for the holders of its common stock and a dividend payment to the holders of the Company’s 5.50% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series A. The Company issued a press release on November 30, 2018 regarding the dividend payments. The dividends will be paid on December 31, 2018 to shareholders of record on December 14, 2018.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated November 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2018	BankGuam Holding Company

	By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President and Chief Executive Officer